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                                                      Registration No. 333-33831

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             Back Bay Funds, Inc.
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               (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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Notes:
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                             Back Bay Funds, Inc.

                                 (the "Fund")

                               600 Fifth Avenue
                           New York, New York 10020

                                                         August 21, 2000

Dear Shareholder:

  As we announced to you in July, the parent company of the Fund's manager has entered into an agreement to be acquired by CDC Asset Management, a leading French financial institution, as more fully described in the enclosed proxy statement. As a result, we are soliciting your vote for approval of certain items as described in the enclosed proxy statement. Reading this letter completely may make your review of the proxy statement easier. We ask that you review the proxy statement and vote your shares promptly. You can vote by returning the enclosed card or following the instructions located on your proxy card to vote via the Internet or touch-tone phone.

Q. What are the Proposals about?

  Two proposals are described in the enclosed proxy statement.

  The first proposal relates to the management agreement for the Fund. The laws governing mutual funds generally require that when an investment manager undergoes a change in ownership, the management agreement with the fund will terminate. In order for the Fund to continue with Back Bay Advisors, L.P. as the investment manager, shareholders must approve the new form of agreement. The proposed new agreement is substantially the same as the current agreement. Fees will not change and no changes are planned to the portfolio managers of the Fund.

  The second proposal relates to the ratification of the selection of PricewaterhouseCoopers LLP as the Fund's independent accountants.

Q. How will the CDC transaction affect the Fund?

  The transaction is not expected to affect the daily operations of the Fund or the investment management activities of Back Bay Advisors, L.P. Back Bay Advisors, L.P. and the Fund will continue to operate autonomously, but will be part of a larger organization with the resources of CDC Asset Management. We will continue to work to meet your expectations for competitive performance and high quality customer service. The Fund's investment objectives, strategies and portfolio managers are not expected to change as a result of the transaction.
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Remember--Your Vote Counts!

  Your vote is extremely important, even if you only own a few Fund shares. Voting promptly is also important. If we do not receive enough votes, we will have to resolicit shareholders, which can be time consuming and may delay the meeting. You may receive a reminder call to return your proxy from D.F. King & Company, a proxy solicitation firm.

  Now you can use the Internet or your telephone, if you want to vote electronically. Please see your proxy card for more information and the instructions. If you do vote electronically, you do not need to mail your proxy card. However, if you want to change your vote you may do so using the proxy card, telephone or Internet.

  Thank you for your cooperation in voting on these important proposals. If you have questions, please call your financial representative. Or, if your questions relate specifically to the proxy matters, please call our service center representatives toll-free at 1-800-221-3079.

Sincerely,

/s/ Steven W. Duff
Steven W. Duff
President
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                          Preliminary Proxy Materials

                             Back Bay Funds, Inc.
                                 (the "Fund")
                               600 Fifth Avenue
                           New York, New York 10020
                                (212) 830-5220

                   Notice of Special Meeting of Shareholders
                               October 10, 2000

  A Special Meeting of the shareholders of the Fund will be held at 9:25 a.m. at the offices of the Fund, 600 Fifth Avenue, New York, New York for these purposes:

    1. To approve a new Investment Management Contract with Back Bay Advisors, L.P. for the Fund.

    2. To ratify the selection of PricewaterhouseCoopers LLP as independent accountants of the Fund for its fiscal year ending November 30, 2000.

    3. To consider and act upon any other matters that properly come before the meeting and any adjourned session of the meeting.

  Shareholders of record at the close of business on August 15, 2000 are entitled to notice of and to vote at the meeting and any adjourned session.

                                             By order of the Board of
                                               Directors

                                             Bernadette N. Finn
                                             Secretary of the Fund

August 21, 2000

 Please respond. Your vote is important. Please complete, sign, date and return the enclosed proxy card, whether or not you plan to attend the meeting.
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                                PROXY STATEMENT

                             Back Bay Funds, Inc.
                                 (the "Fund")
                               600 Fifth Avenue
                           New York, New York 10020
                                (212) 830-5220

  The Directors of Back Bay Funds, Inc. are soliciting proxies from shareholders in connection with a Special Meeting of Shareholders of the Fund (the "Meeting"). The Meeting has been called to be held on October 10, 2000 at 9:25 a.m. at the offices of the Fund, 600 Fifth Avenue, New York, New York. The meeting notice, this Proxy Statement and proxy cards are being sent to shareholders beginning on or about August 21, 2000. Shareholders of record at the close of business on August 15, 2000 (the "Record Date") are entitled to notice of and to vote at the Meeting and any adjourned session.

  The only items of business that the Directors expect will come before the Meeting are (i) approval of a new Investment Management Contract for the Fund (the "New Investment Management Contract") with Back Bay Advisors, L.P. (the "Manager") and (ii) ratification of PricewaterhouseCoopers LLP as independent accountants for the Fund for its fiscal year ending November 30, 2000. As explained below, the proposed New Investment Management Contract for the Fund is identical (except for its date) to the Investment Management Contract currently in effect (the "Current Investment Management Contract").

PROPOSAL 1 APPROVAL OF NEW INVESTMENT MANAGEMENT CONTRACTS

  The reason the Directors are proposing the New Investment Management Contract for the Fund is that the Current Investment Management Contract will terminate when the Manager's parent company, Nvest Companies, L.P. ("Nvest"), is acquired by a new parent company, CDC Asset Management ("CDC AM"). (A federal law, the Investment Company Act of 1940, as amended (the "Investment Company Act"), provides generally that the advisory agreements of mutual funds automatically terminate when the investment adviser or its parent company undergo a significant change of ownership.) The Directors have carefully considered the matter, and have concluded that it is appropriate to enter into the New Investment Management Contract for the Fund, so that the Manager can continue to manage the Fund on the same terms as are now in effect, following the acquisition of Nvest by CDC AM.

  The acquisition of Nvest by CDC AM will occur only if various conditions are satisfied (or waived by the parties, if permitted by law). These conditions include, among others, certain government approvals of the acquisition and approval of the acquisition by vote of the unitholders of Nvest and Nvest, L.P. ("Nvest, L.P."), Nvest's advising general partner. Nvest currently expects that the acquisition will occur during the fourth calendar quarter of 2000, but the acquisition could be delayed. If the acquisition does not occur, the New Investment Management Contract would not be needed because the automatic termination of the Current Investment Management Contract would not occur.

  Under the Investment Company Act, the Fund cannot enter into a New Investment Management Contract unless the shareholders of the Fund vote to approve the New Investment Management Contract. The Meeting is being held to seek shareholder approval of the New Investment Management Contract. No change in advisory fee rate is being proposed.

  Each share is entitled to cast one vote, and fractional shares are entitled to a proportionate fractional vote.

  The Directors recommend that the shareholders of the Fund vote to approve the New Investment Management Contract for the Fund.

 Description of the New Investment Management Contract

  The New Investment Management Contract for the Fund is identical to the Current Investment Management Contract, except that the date of the New Investment Management Contract will be the date that CDC AM acquires Nvest. Appendix A to this Proxy Statement sets forth information about the Current Investment Management Contract, including the date of the Current Investment Management Contract and the advisory fee rates under both the New Investment Management Contract and the Current Investment Management Contract. Appendix B to this Proxy Statement contains the form of the Investment Management Contract. The Current Investment Management Contract and the New Investment Management Contract match the form in Appendix B, except for the dates. The next several paragraphs briefly summarize some important provisions of the New Investment Management Contract, but for a complete understanding of the agreement you should read Appendices A and B.

  The New Investment Management Contract essentially provides that the Manager, under the Directors' general control and supervision, will manage the Fund's portfolio of securities and make decisions with respect to the purchase and sale of investments.

  The New Investment Management Contract provides that it will continue in effect for an initial period of two years (beginning on the date CDC AM acquires Nvest). After that, it will continue in effect from year to year as long as the continuation is approved at least annually (i) by the Directors or by vote of a majority of the outstanding voting securities of the Fund, and
(ii) by vote of a majority of the Directors who are not "interested persons," as that term is defined

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in the Investment Company Act, of the Fund or the Manager (these Directors who are not "interested persons" are referred to below as the "Independent Directors").

  The New Investment Management Contract may be terminated without penalty by vote of the Directors or by vote of a majority of the outstanding voting securities of the Fund, on sixty days' written notice to the Manager, or by the Manager upon sixty days' written notice to the Fund, and it terminates automatically in the event of its "assignment" as defined in the Investment Company Act. The Investment Company Act defines "assignment" to include, in general, transactions in which a significant change in the ownership of an investment adviser or its parent company occur (such as the acquisition of Nvest by CDC AM).

  The New Investment Management Contract provides that the Manager will not be liable to the Fund or its shareholders, except for liability arising from the Manager's willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

  The Manager at its discretion may waive its rights to any portion of the management fee and may use any portion of the management fee for purposes of shareholder and administrative services and distribution of the Fund's shares. There can be no assurance that such fees will be waived in the future.

  Distribution and Service Plan. Pursuant to Rule 12b-1 under the Investment Company Act, the Securities and Exchange Commission has required that an investment company which bears any direct or indirect expense of distributing its shares must do so only in accordance with a plan permitted by the Rule. The Fund's Board of Directors has adopted a distribution and service plan (the "Plan") and, pursuant to the Plan, the Fund has entered into a Distribution Agreement (the "Distribution Agreement") and a Shareholder Servicing Agreement (with respect to Class B and Class C shares only) (the "Servicing Agreement" and, together with the Distribution Agreement, the "Distribution and Servicing Agreements") with Reich & Tang Distributors, Inc. (the "Distributor") (the parent of which is also Nvest) as distributor of the Fund's shares. Because the acquisition of Nvest by CDC AM will be considered to result in the assignment of the Fund's Distribution and Servicing Agreements with the Distributor, causing those agreements to terminate upon the acquisition, the Board of the Fund approved a new Distribution Agreement and a new Servicing Agreement with the Distributor for the Fund to take effect if a New Investment Management Agreement is approved by shareholders of the Fund and upon consummation of the acquisition. The new Distribution and Servicing Agreements would replace the current Distribution and Servicing Agreements and would be identical to those agreements, except for the dates of execution and effectiveness. These new Distribution and Servicing Agreements do not require the approval of the Fund's shareholders.

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Basis for the Directors' Recommendation

  The Directors determined, at a meeting held on July 25, 2000, to recommend that shareholders vote to approve the New Investment Management Contract for the Fund.

  In coming to this recommendation, the Directors considered a wide range of information of the type they regularly consider when determining whether to continue the Fund's management contract in effect from year to year. The Directors considered information about, among other things:

  . the Manager and its personnel (including particularly those personnel with responsibilities for providing services to the Fund), resources and investment process;

  . the terms of the investment management contract (in this case, the New Investment Management Contract);

  . the scope and quality of the services that the Manager has been providing to the Fund;

  . the investment performance of the Fund and of similar funds managed by other advisers;

  . the management fee rates payable to the Manager by the Fund and by other funds and client accounts managed by the Manager, and payable by similar funds managed by other advisers. There are no other Funds managed by the Manager with similar objectives;

  . the total expense ratios of the Fund and of similar funds managed by other advisers;

  . the Manager's practices regarding the selection and compensation of brokers and dealers that execute portfolio transactions for the Fund, and the brokers' and dealers' provision of brokerage and research services to the Manager (see "Certain Brokerage Matters" below for more information about these matters); and

  . compensation payable by the Fund to affiliates of the Manager for other services (see Appendix C to this Proxy Statement for more information about this compensation).

  In addition to reviewing these kinds of information, which the Directors regularly consider on an annual or more frequent basis, the Directors gave particular consideration to matters relating to the possible effects on the Manager and the Fund of the acquisition of Nvest by CDC AM. Among other things, the Directors considered:

  . the stated intention of Nvest and CDC AM that the Manager will continue to have a high degree of managerial autonomy from its parent organizations and from other subsidiaries of Nvest;

  . the stated intention of Nvest, CDC AM and the Manager that the acquisition not change the investment approach or process used by the Manager in managing the Fund;

  . representations of senior executives of the Manager and the portfolio managers of the Fund that they have no intention of terminating their employment with the Manager as a result of CDC AM's acquisition of Nvest, and representations of the Manager, Nvest and CDC AM that they have no intention of terminating the employment of these executives or portfolio managers as a result of the acquisition;

  . certain actions taken by CDC AM, Nvest and the Manager to help retain and incent key personnel of Nvest and the Manager;

  . assurances from the Manager that it has no plans, as a result of or in connection with CDC AM's acquisition of Nvest, to change or discontinue existing arrangements under which it waives fees or bears expenses of the Fund;

  . the general reputation and the financial resources of CDC AM and its parent organizations; and

  . the fact that affiliates of the Manager who currently provide transfer agency, distribution and shareholder services to the Fund are willing to continue to do so following the acquisition, and that the compensation rates payable by the Fund for these services are not expected to change as a result of the acquisition.

  In addition, the Directors considered that the agreement relating to the acquisition of Nvest by CDC AM provides that CDC AM and its immediate parent company will (subject to certain qualifications) use their reasonable best efforts to assure compliance with Section 15(f) of the Investment Company Act.
Section 15(f) provides that a mutual fund investment adviser or its affiliates can receive benefit or compensation in connection with a change of control of the investment adviser (such as CDC AM's acquisition of the Manager's parent, Nvest) if two conditions are satisfied. First, for three years after the change of control, at least 75% of the members of the board of any registered investment company advised by the adviser must consist of persons who are not "interested persons," as defined in the Investment Company Act, of the adviser. (No changes in the current composition of the Directors are required to satisfy this condition.) Second, no "unfair burden" may be imposed on any such registered investment company as a result of the change of control transaction or any express or implied terms, conditions or understandings applicable to the transaction. "Unfair burden" means any arrangement, during the two years after the transaction, by which the investment adviser or any "interested person" of the adviser receives or is entitled to receive any compensation, directly or indirectly, from such investment company or its security holders (other than fees for bona fide investment advisory or other services) or from any other person in connection with the purchase or sale of securities or other property to, from or on behalf of such investment company.

  After carefully considering the information summarized above, the Directors, including the Independent Directors, unanimously voted to approve the New Investment Management Contract for the Fund and to recommend that the Fund's shareholders vote to approve the New Investment Management Contract.

 Information About the Ownership of the Manager and the CDC AM/Nvest
  Transaction

  The Manager is a limited partnership which has one general partner, Back Bay Advisors, Inc. (the "Manager General Partner"). J. Michael Gaffney is President, CEO and Compliance Officer of the Manager. His principal occupation is his position with the Manager. The address of the Manager, the Manager General Partner and Mr. Gaffney is 399 Boylston Street, Boston, MA 02116. The Manager also advises pension trusts, profit-sharing trusts and endowments. The Manager General Partner is a direct wholly-owned subsidiary of Nvest Holdings, Inc. ("Nvest Holdings"), which in turn is a direct wholly-owned subsidiary of Nvest. Nvest's managing general partner, Nvest Corporation, is a direct wholly-owned subsidiary of MetLife New England Holdings, Inc. MetLife New England Holdings, Inc. is a direct wholly-owned subsidiary of Metropolitan Life Insurance Company ("MetLife"). Nvest Corporation is also the sole general partner of Nvest, L.P. Nvest, L.P., Nvest's advising general partner, is a publicly traded company listed on the New York Stock Exchange. In addition to owning Nvest Corporation, MetLife owns, directly or indirectly, approximately a 48% limited partnership interest in Nvest. Nvest, L.P. owns approximately 15% of Nvest. (These percentages, which are as of June 30, 2000, do not reflect the vesting and exercise, described below, of various options held by personnel of Nvest and of its affiliates, including the Manager, to acquire limited partnership units of Nvest, L.P.) If the proposed acquisition is completed, Nvest Corporation will cease to be the managing general partner of Nvest and the general partner of Nvest, L.P., and MetLife will cease to own any partnership interest in Nvest. MetLife is a wholly-owned subsidiary of MetLife, Inc., a publicly traded company listed on the New York Stock Exchange. The address of Nvest, Nvest Corporation, Nvest Holdings and Nvest, L.P. is 399 Boylston Street, Boston, Massachusetts 02116. The address of MetLife New England Holdings, Inc., MetLife and MetLife, Inc. is One Madison Avenue, New York, New York 10010.

  On June 16, 2000, Nvest and CDC AM announced that they and certain of their respective affiliated companies had entered into an Agreement and Plan of Merger (the "Merger Agreement"). Under the Merger Agreement, CDC AM would acquire all of the outstanding units of partnership interest in both Nvest and Nvest, L.P., at a price of $40 per unit. This price is subject to reduction (but not below $34 per unit) based in part on a formula that takes into account the investment advisory fees payable to the Manager and other Nvest affiliates by their mutual fund and other investment advisory clients that have consented to the transaction. Under this formula, the price per unit that CDC AM will pay to acquire Nvest, including the price it will pay to those Fund Directors and officers who hold or have been granted options to acquire units (see below), could be reduced if the Fund's shareholders do not approve the New Investment Management Contract. Assuming a transaction price of $40 per unit, and the number of units and options outstanding as of June 30, 2000, the aggregate price payable by CDC AM to acquire all of the units of Nvest will be approximately $1.5 billion, and the aggregate price payable by CDC AM to acquire all of the units of Nvest, L.P. (including payments with respect to units subject to options) will be approximately $375 million.

  The transaction will not occur unless various conditions are satisfied (or waived by the parties, if permitted by law). One of these conditions is obtaining approval or consent from investment advisory clients of the Manager and other Nvest affiliates (including mutual fund clients) whose advisory fees represent a specified percentage of the total advisory fee revenues of the Nvest organization. Because of this condition, approval or disapproval by the Fund's shareholders of a New Investment Management Contract, taken together with other clients' consents or approvals, could affect whether or not the transaction occurs. As described below, certain Directors and officers of the Fund will receive certain material payments or benefits if the transaction occurs. The transaction will result in the automatic termination of the Current Investment Management Contract. If for some reason the transaction does not occur, the automatic termination of the Current Investment Management Contract will not occur, and the New Investment Management Contracts will not be entered into, even if it has been approved by the Fund's shareholders.

  As a result of the acquisition, Nvest and Nvest, L.P. would become indirect wholly-owned subsidiaries of CDC AM, which in turn is 60% owned by CDC Finance, a subsidiary of Caisse des depots et Consignations ("CDC"). Founded in 1816, CDC is a major diversified financial institution with a strong global presence in the banking, insurance, investment banking, asset management and global custody industries. In addition to its 60% ownership of CDC AM through CDC Finance, CDC owns 40% of CNP Assurances, the leading French insurance company, which itself owns 20% of CDC AM. CDC also owns 35% of Caisse National des Caisses d'Epargne, which also owns 20% of CDC AM. CDC is 100% owned by the French state. The main place of business of CDC AM is 7, place des Cinq Martyrs du Lycee Buffon, 75015 Paris, France. The registered address of

CDC Finance is 56, rue de Lille, 75007 Paris, France. The registered address of CDC is 56, rue de Lille, 75007 Paris, France. The registered address of CNP Assurances is 4, place Raoul Dautry, 75015 Paris, France. The registered address of Caisse National des Caisses d'Epargne is 5, rue Masseran, 75007 Paris, France. Following the acquisition, it is expected that Nvest will be renamed CDC Asset Management-North America.

  Various personnel of Nvest and of its affiliates, including the Manager, have previously been granted options to purchase limited partnership units of Nvest, L.P. ("Nvest L.P. Units"). The Merger Agreement provides that these options will vest and become fully exercisable immediately before CDC AM's acquisition of Nvest and Nvest, L.P., even though some of these options would not otherwise have vested or been exercisable at that time. Each option will be converted into the right to receive cash from Nvest in an amount equal to the difference between the option's exercise price and the transaction price of $40 per unit (subject to reduction, but not below $34 per unit, as explained above).

 Certain Relationships and Interests of Fund Directors and Officers

  J. Michael Gaffney, a Director of the Fund, is also an officer and employee of the Manager and a director of the Manager General Partner. Each of Mr. Gaffney and Steven W. Duff, the President of the Fund, owns partnership units in Nvest or Nvest, L.P. or has the right to acquire partnership units under options and, upon completion of CDC AM's acquisition of Nvest, will receive the consideration provided in the Merger Agreement for the partnership units he owns or has the right to acquire under options. The amount of consideration each receives for these units will be substantial. Also, in connection with CDC AM's acquisition of Nvest, CDC AM will establish a retention program under which Mr. Duff may receive a retention award payable in cash over one to three years. To receive this award, which is in addition to regular salary and bonus payments and may be substantial in amount, Mr. Duff must remain employed by an affiliate of Nvest for specified periods and must agree to refrain from competing with such affiliate and soliciting clients of such affiliate.

 Certain Brokerage Matters

  In their consideration of the New Investment Management Contract, the Directors took account of the Manager's practices regarding the selection and compensation of brokers and dealers that execute portfolio transactions for the Fund, and the brokers' and dealers' provision of brokerage and research services to the Manager. The Manager has informed the Directors that it does not expect to change these practices as a result of CDC AM's acquisition of Nvest. The following is a summary of these practices:

  The Manager makes the Fund's portfolio decisions and determines the broker to be used in each specific transaction with the objective of negotiating a combination of the most favorable commission and the best price obtainable on each transaction (generally defined as best execution). When consistent with the objective of obtaining best execution, brokerage may be directed to persons or firms supplying investment information to the Manager or portfolio transactions may be effected by the Manager. Neither the Fund nor the Manager has entered into agreements or understandings with any brokers regarding the placement of securities transactions because of research services they provide. To the extent that such persons or firms supply investment information to the Manager for use in rendering investment advice to the Fund, such information may be supplied at no cost to the Manager and, therefore, may have the effect of reducing the expenses of the Manager in rendering advice to the Fund. While it is impossible to place an actual dollar value on such investment information, its receipt by the Manager probably does not reduce the overall expenses of the Manager to any material extent. Consistent with the Conduct Rules of the National Association of Securities Dealers, Inc., and subject to seeking best execution, the Manager may consider sales of shares of the Fund as a factor in the selection of brokers to execute portfolio transactions for the Fund.

  The investment information provided to the Manager is of the type described in Section 28(e) of the Securities Exchange Act of 1934 and is designed to augment the Manager's own internal research and investment strategy capabilities. Research services furnished by brokers through which the Fund effects securities transactions are used by the Manager in carrying out its investment management responsibilities with respect to all its clients' accounts. There may be occasions where the transaction cost charged by a broker may be greater than that which another broker may charge if the Manager determines in good faith that the amount of such transaction cost is reasonable in relation to the value of brokerage and research services provided by the executing broker.

  The Fund may deal in some instances in securities which are not listed on a national securities exchange but are traded in the over-the-counter market. It may also purchase listed securities through the third market. Where transactions are executed in the over-the-counter market or the third market, the Fund will seek to deal with the primary market makers; but when necessary in order to obtain best execution, it will utilize the services of others. In all cases the Fund will attempt to negotiate best execution.

  The Distributor may from time to time effect transactions in the Fund's portfolio securities. In such instances, the placement of orders with the Distributor would be consistent with the Fund's objective of obtaining best execution. With respect to orders placed with the Distributor for execution on a national securities exchange, commissions received must conform to Section 17(e)(2)(A) of the Investment Company Act and Rule 17e-1 thereunder, which permit an affiliated person of a registered investment company (such as the Fund) to receive brokerage commissions from such registered investment company provided that such commissions are reasonable and fair compared to commissions received by other brokers in connection with comparable transactions involving similar securities during a comparable period of time. In addition, pursuant to
Section 11(a) of the Securities Exchange Act of 1934, the Distributor is restricted as to the nature and extent of the brokerage services it may perform for the Fund. The Securities and Exchange Commission has adopted rules under Section 11(a) which permit a distributor to a registered investment company to receive compensation for effecting, on a national securities exchange, transactions in portfolio securities of such investment company, including causing such transactions to be transmitted, executed, cleared and settled and arranging for unaffiliated brokers to execute such transactions. To the extent permitted by such rules, the Distributor may receive compensation relating to transactions in portfolio securities of the Fund provided that the Fund enters into a written agreement, as required by such rules, with the Distributor authorizing it to retain compensation for such services. Transactions in portfolio securities placed with the Distributor authorizing it to retain compensation for services transactions in portfolio securities placed with the Distributor which are executed on a national securities exchange must be effected in accordance with procedures adopted by the Board of Directors of the Fund pursuant to Rule 17e-1.

  No portfolio transactions are executed with the Manager or its affiliates acting as principal. In addition, the Fund will not buy bankers' acceptances, certificates of deposit or commercial paper from the Manager or its affiliates.

PROPOSAL 2 RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

  The Directors recommend that the shareholders ratify the selection of PricewaterhouseCoopers LLP, independent public accountants, to audit the accounts of the Fund for the fiscal year ending November 30, 2000. PricewaterhouseCoopers LLP performed the audit for the Fund's fiscal year ended November 30, 1999. The accounting firm of McGladrey & Pullen LLP or its predecessors had audited the accounts of the Fund since inception. Effective August 13, 1999, McGladrey & Pullen LLP resigned as the Fund's independent accountants because its Investment Company Group had joined PricewaterhouseCoopers LLP. At that time, PricewaterhouseCoopers LLP was recommended to the Board by the Audit Committee and appointed as independent accountants by the Directors. PricewaterhouseCoopers LLP does not have any direct financial interest or any material indirect financial interest in the Fund.

  A representative of PricewaterhouseCoopers LLP is not expected to be present at the shareholders' meeting. If the shareholders do not ratify the Directors' recommendation, the Directors will submit another proposal to the shareholders with a recommendation for independent public accountants.

 Other Information

  Principal Distributor's Address. The address of the Fund's principal distributor, Reich & Tang Distributors, Inc., is 600 Fifth Avenue, New York, New York, 10020.

  Fund Annual and Semi-Annual Reports. The Fund has previously sent its Annual and Semi-Annual Reports to its shareholders for the periods ended November 30, 1999 and May 31, 2000, respectively. You can obtain a copy of these Reports without charge by writing to the Fund at 600 Fifth Avenue, New York, New York 10020 or by calling 1-800-221-3079.

  Certain Purchases and Sales of Securities of the Manager, Nvest, Nvest, L.P. and MetLife, Inc. No Board Member had any purchases or sales of any securities of the Manager, Nvest, Nvest, L.P. or MetLife, Inc. since the beginning of the Fund's most recently completed fiscal year, except purchases or sales that represented one percent or less of the outstanding securities of any class of those companies.

  Outstanding Shares and Significant Shareholders. Appendix D to this Proxy Statement lists for the Fund the total number of shares outstanding as of July 31, 2000. It also identifies holders of more than 5% of the Fund, and contains information about the shareholdings in the Fund of the Directors and the executive officers of the Fund. Only shareholders of record at the close of business on August 15, 2000 are entitled to vote at the Meeting.

 Information About Proxies and the Conduct of the Meeting

  Solicitation of Proxies. Proxies will be solicited primarily by mailing this Proxy Statement and its enclosures, but proxies may also be solicited through further mailings, telephone calls, personal interviews or e-mail by officers of the Fund or by employees or agents of the Manager or of Nvest and its affiliated companies. In addition, D. F. King & Co., Inc. has been engaged to assist in the solicitation of proxies, at an estimated cost of $1,500.

  Costs of Solicitation. All of the costs of the Meeting, including the costs of soliciting proxies, will be paid by the Manager, Nvest and/or CDC AM. None of these costs will be borne by the Fund.

  Voting and Tabulation of Proxies. Shares represented by duly executed proxies will be voted as instructed on the proxy. If no instructions are given, the proxy will be voted in favor of each proposal. You may vote by any one of the three following methods: (1) by mailing the enclosed proxy card, (2) through use of the internet or (3) by telephone. If you mail the enclosed proxy and no choice is indicated for a proposal listed in the attached Notice of Meeting, your proxy will be voted in favor of that proposal. Votes made through use of the internet or by telephone must have an indicated choice in order to be accepted. At any time before it has been voted, your proxy may be revoked in one of the following ways: (i) by sending a signed, written letter of revocation to the Secretary of the Fund, (ii) by properly executing a later-dated proxy (by the methods of voting described above), or (iii) by attending the Meeting, requesting return of any previously delivered proxy and voting in person.

  Votes cast in person or by proxy at the Meeting will be counted by persons appointed by the Fund as tellers for the Meeting (the "Tellers"). One-third of the shares of the Fund outstanding on the record date, present in person or represented by proxy, constitutes a quorum for the transaction of business by the shareholders of the Fund at the Meeting. In determining whether a quorum is present, the Tellers will count shares represented by proxies that reflect abstentions, and "broker non-votes," as shares that are present and entitled to vote. Since these shares will be counted as present, but not as voting in favor of any proposal, these shares will have the same effect as if they cast votes against the proposal. "Broker non-votes" are shares held by brokers or nominees as to which (i) the broker or nominee does not have discretionary voting power and (ii) the broker or nominee has not received instructions from the beneficial owner or other person who is entitled to instruct how the shares will be voted.

  Required Vote. The vote required to approve the New Investment Management Contract is the lesser of (1) 67% of the shares of the Fund that are present at the Meeting, if the holders of more than 50% of the shares of the Fund outstanding as of the record date are present or represented by proxy at the Meeting, or (2) more than 50% of the shares of the Fund outstanding on the record date. If the required vote is not obtained, the Directors will consider what other actions to take in the best interests of the Fund. The vote required to ratify the selection of PricewaterhouseCoopers LLP as independent accountants is a majority of the shares of the Fund present at the Meeting in person or by proxy.

  Adjournments; Other Business. If a quorum is not present at the Meeting, or if a quorum is present but sufficient votes to approve any of the proposals are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. In determining whether to adjourn the Meeting, the following factors may be considered: the nature of the proposals that are the subject of the Meeting, the percentage of votes actually cast, the percentage of negative votes actually cast, the nature of any further solicitation and the information to be provided to shareholders with respect to the reasons for the solicitation. Any adjournment will require the affirmative vote of a majority of those shares represented at the Meeting in person or by proxy. A shareholder vote may be taken on one or more of the proposals in this proxy statement prior to any adjournment if sufficient votes have been received for approval.

  The Meeting has been called to transact any business that properly comes before it. The only items of business that management of the Fund intends to present or knows that others will present are (i) the approval of the New Investment Management Contract and (ii) ratification of PricewaterhouseCoopers LLP as independent accountants for the Fund for its fiscal year ending November 30, 2000. If any other matters properly come before the Meeting, and on all matters incidental to the conduct of the Meeting, the persons named as proxies intend to vote the proxies in accordance with their judgment, unless the Secretary of the Fund has previously received written contrary instructions from the shareholder entitled to vote the shares.

  Shareholder Proposals at Future Meetings. The Fund does not hold annual or other regular meetings of shareholders. Shareholder proposals to be presented at any future meeting of shareholders of the Fund must be received by the Fund in writing a reasonable amount of time before the Fund solicits proxies for that meeting, in order to be considered for inclusion in the proxy materials for that meeting.

                                                                      Appendix A

                                         Description
                                        of Directors
                                           Action
                                          Regarding
                                           Current
                                         Investment       Date of Last
                                         Management      Submission of
                             Date of      Contract     Current Investment
                             Current        Since     Management Contract
               Advisory     Investment  Beginning of    for Shareholder
Name of        Fee Rate     Management   Fund's Last  Approval and Reason
Fund           Schedule      Contract    Fiscal Year     for Submission
-------      ------------- ------------ ------------- --------------------
Back Bay     .35% per      December 17, Continuance   December 1, 1997
Funds, Inc.  annum of      1997         approved      (approved by sole
             average daily              July 25, 2000 shareholder)
             net assets

                                                                     Appendix B

                    FORM OF INVESTMENT MANAGEMENT CONTRACT

                             Back Bay Funds, Inc.
                                 (the "Fund")

                            Total Return Bond Fund
                               (the "Portfolio")
                               600 Fifth Avenue
                           New York, New York 10020

      , 2000

Back Bay Advisors, L.P.
399 Boylston Street
Boston, Massachusetts 02116-3310

Gentlemen:

  We herewith confirm our agreement with you as follows:

  1. We propose to engage in the business of investing and reinvesting our assets in securities of the type, and in accordance with the limitations, specified in our Articles of Incorporation, By-Laws and Registration Statement filed with the Securities and Exchange Commission under the Investment Company Act of 1940 (the "1940 Act") and the Securities Act of 1933, including the Prospectus forming a part thereof (the "Registration Statement"), all as from time to time in effect, and in such manner and to such extent as may from time to time be authorized by our Board of Directors. We enclose copies of the documents listed above and will furnish you such amendments thereto as may be made from time to time.

  2. (a) We hereby employ you to manage the investment and reinvestment of our assets as above specified, and, without limiting the generality of the foregoing, to provide the investment management services specified below.

    (b) Subject to the general control of our Board of Directors, you will make decisions with respect to all purchases and sales of the portfolio securities. To carry out such decisions, you are hereby authorized, as our agent and attorney-in-fact for our account and at our risk and in our name, to place orders for the investment and reinvestment of our assets. In all purchases, sales and other transactions in our portfolio securities you are authorized to exercise full discretion and act for us in the same manner and with the same force and effect as our Fund itself might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions.

    (c) You will report to our Board of Directors at each meeting thereof all changes in our portfolio since your prior report, and will also keep us in touch with important developments affecting our portfolio and, on your initiative, will furnish us from time to time with such information as you may believe appropriate for this purpose, whether concerning the individual entities whose securities are included in our portfolio, the activities in which such entities engage, Federal income tax policies applicable to our investments, or the conditions prevailing in the money market or the economy generally. You will also furnish us with such statistical and analytical information with respect to our portfolio securities as you may believe appropriate or as we may reasonably request. In making such purchases and sales of our portfolio securities, you will comply with the policies set from time to time by our Board of Directors as well as the limitations imposed by our Articles of Incorporation and by the provisions of the Internal Revenue Code and the 1940 Act relating to regulated investment companies and the limitations contained in the Registration Statement.

    (d) It is understood that you will from time to time employ, subcontract with or otherwise associate with yourself, entirely at your expense, such persons as you believe to be particularly fitted to assist you in the execution of your duties hereunder.

    (e) You or your affiliates will also furnish us, at your own expense, such investment advisory supervision and assistance as you may believe appropriate or as we may reasonably request subject to the requirements of any regulatory authority to which you may be subject. You and your affiliates will also pay the expenses of promoting the sale of our shares (other than the costs of preparing, printing and filing our registration statement, printing copies of the prospectus contained therein and complying with other applicable regulatory requirements), except to the extent that we are permitted to bear such expenses under a plan adopted pursuant to Rule 12b-1 under the 1940 Act or a similar rule.

  3. We agree, subject to the limitations described below, to be responsible for, and hereby assume the obligation for payment of, all our expenses, including: (a) brokerage and commission expenses, (b) Federal, state or local taxes, including issue and transfer taxes incurred by or levied on us, (c) commitment fees and certain insurance premiums, (d) interest charges on borrowings, (e) charges and expenses of our custodian, (f) charges, expenses and payments relating to the issuance, redemption, transfer and dividend disbursing functions for us, (g) recurring and nonrecurring legal and accounting expenses, including those of the bookkeeping agent, (h) telecommunications expenses, (i) the costs of organizing and maintaining our existence as a corporation, (j) compensation, including directors' fees, of any of our directors, officers or employees who are not your officers or officers of your affiliates, and costs of other personnel providing clerical, accounting supervision and other office services to us as we may request, (k) costs of shareholder's services including, charges and expenses of persons providing confirmations of transactions in our shares, periodic statements to shareholders, and recordkeeping and shareholders' services, (l) costs of shareholders' reports, proxy solicitations, and Fund meetings, (m) fees and expenses of registering our shares under the appropriate Federal securities laws and of qualifying such shares under applicable state securities laws, including expenses attendant upon the initial registration and qualification of such shares and attendant upon renewals of, or amendments to, those registrations and qualifications, (n) expenses of preparing, printing and delivering our prospectus to existing shareholders and of printing shareholder application forms for shareholder accounts, (o) payment of the fees and expenses provided for herein, under the Administrative Services Agreement, and pursuant to the Shareholder Servicing Agreement, with respect to the Class B and C shares only, and Distribution Agreement, and (p) any other distribution or promotional expenses contemplated by an effective plan adopted by us pursuant to Rule 12b-1 under the Act.

  4. We will expect of you, and you will give us the benefit of, your best judgment and efforts in rendering these services to us, and we agree as an inducement to your undertaking these services that you will not be liable hereunder for any mistake of judgment or for any other cause, provided that nothing herein shall protect you against any liability to us or to our security holders by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties hereunder, or by reason of your reckless disregard of your obligations and duties hereunder.

  5. In consideration of the foregoing we will pay you a fee at the annual rate of .35% of the Fund's average daily net assets. Your fee will be accrued by us daily, and will be payable on the last day of each calendar month for services performed hereunder during that month or on such other schedule as you shall request of us in writing. You may use any portion of this fee for distribution of our shares, or for making servicing payments to organizations whose customers or clients are our shareholders. You may waive your right to any fee to which you are entitled hereunder, provided such waiver is delivered to us in writing. Any reimbursement of our expenses, to which we may become entitled pursuant to paragraph 3 hereof, will be paid to us at the same time as we pay you.

  6. This Agreement will become effective on the date hereof and shall
continue in effect until     and thereafter for successive twelve-month
periods (computed from each    ), provided that such continuation is
specifically
approved at least annually by our Board of Directors or by a majority vote of the holders of our outstanding voting securities, as defined in the 1940 Act and the rules thereunder, and, in either case, by a majority of those of our directors who are neither party to this Agreement nor, other than by their service as directors of the Fund, interested persons, as defined in the 1940 Act and the rules thereunder, of any such person who is party to this Agreement. Upon the effectiveness of this Agreement, it shall supersede all previous Agreements between us covering the subject matter hereof. This Agreement may be terminated at any time, without the payment of any penalty,
(a) on sixty days' written notice to you (i) by vote of a majority of our outstanding voting securities, as defined in the 1940 Act and the rules thereunder, or (ii) by a vote of a majority of our entire Board of Directors, or (b) by you on sixty days' written notice to us.

  7. This Agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged by you and this agreement shall terminate automatically in the event of any such transfer, assignment, sale, hypothecation or pledge by you. The terms "transfer", "assignment" and "sale" as used in this paragraph shall have the meanings ascribed thereto by governing law and in applicable rules or regulations of the Securities and Exchange Commission.

  8. Except to the extent necessary to perform your obligations hereunder, nothing herein shall be deemed to limit or restrict your right, or the right of any of your employees or the officers and directors of your general partner, who may also be a director, officer or employee of ours, or of a person affiliated with us, as defined in the 1940 Act, to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

  If the foregoing is in accordance with your understanding, will you kindly so indicate by signing and returning to us the enclosed copy hereof.

                                               Very truly yours,

                                               BACK BAY FUNDS, INC.
                                               TOTAL RETURN BOND FUND


                                               By: ____________________________
                                                   Name:
                                                   Title:


ACCEPTED:       , 2000

BACK BAY ADVISORS, L.P.

By: _______________ , as General Partner

By: ____________________________________
  Name:
  Title:

                                                                      Appendix C

                                                                                                 Brokerage
                                                                                               Commissions on Percentage of
                                                                                                   Fund's     Fund's Total
                                                                               Distribution      Portfolio      Brokerage
                                                                              and Shareholder   Transactions   Commissions
                                  Management                                 Servicing (12b-1)    Paid to        Paid to
                      Management Fee Waived by Administrative Administrative   Fees Paid to      Manager's      Manager's
                       Fee Paid    Manager's    Fees Paid to  Fees Waived by     Manager's       Brokerage      Brokerage
    Name of Fund      to Manager  Affiliates      Manager        Manager        Affiliates       Affiliates    Affiliates
    ------------      ---------- ------------- -------------- -------------- ----------------- -------------- -------------
Back Bay Funds, Inc.   $150,595    $150,595           0              0              $ 6             $ 0            $ 0

                                                                     Appendix D

Shares Outstanding

  The number of shares of the Fund outstanding as of July 31, 2000 was as follows:

                                                                        Number
Name of Fund                                                          of Shares
------------                                                          ----------
Back Bay Funds, Inc. ................................................ 4,064,329

Ownership of Shares

  As of July 31, 2000, the Fund believes that the Directors and officers of the Fund, as a group, owned less than one percent of the shares of the Fund. As of July 31, 2000, the following persons owned beneficially 5% or more of the shares of the Fund:

                                                       Shares    Percentage of
                                                    Beneficially  Outstanding
Name and Address                                       Owned     Shares  Owned
----------------                                    ------------ -------------
Concordia College Corp. ...........................  1,951,781       48.02%(/1/)
901 South 8th Street
Moorhead, MN 56562

Back Bay Advisors..................................    656,987       16.16%
399 Boylston Street
Boston, MA 02116

Saturn & Co. ......................................    551,663       13.57%
c/o Kollmorgen Corp.
P.O. Box 9130 FPG90
Boston, MA 02117-9130

-----------
(1) Entity owned 25% or more of the outstanding shares of the Fund, and therefore may be presumed to "control" the Fund, as that term is defined in the Investment Company Act.

BBAYPX00

600 FIFTH AVENUE
NEW YORK, NEW YORK 10020







                         PLEASE VOTE YOUR PROXY TODAY

       Prompt response will save the expense of additional solicitations

CHOOSE THE VOTING METHOD THAT IS MOST CONVENIENT FOR YOU.

1.  VOTE BY MAIL: Sign and date your proxy card and return it in the enclosed
    ------------
    postage paid envelope. NOTE: Your proxy is not valid unless it is signed.
                                 -------------------------------------------

2.  VOTE BY TOUCH-TONE PHONE: Dial 1-800-690-6903, enter the CONTROL NUMBER
    ------------------------
    printed in the right-hand column and follow the simple instructions. Telephone voting is available 24 hours a day, 7 days a week. THE CALL IS
                                                                 -----------
    TOLL-FREE. If you received more than one proxy card, you can vote each card
    ---------
    during the call. Each card has a different control number.

3.  VOTE VIA THE INTERNET: Log on to www.proxyvote.com, enter the CONTROL
    ---------------------
    NUMBER printed in the right-hand column and follow the instructions on the screen. If you received more than one proxy card, you may vote them all during the same session. Each card has a different control number.

                       IF YOU VOTE BY PHONE OR INTERNET,
                     PLEASE DO NOT RETURN YOUR PROXY CARD.

                              VOTE TODAY BY MAIL,
                       TOUCH-TONE PHONE OR THE INTERNET
                         CALL TOLL-FREE 1-800-690-6903
                        OR LOG ON TO www.proxyvote.com


                             BACK BAY FUNDS, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
               SPECIAL MEETING OF SHAREHOLDERS--OCTOBER 10, 2000

  THE UNDERSIGNED SHAREHOLDER OF BACK BAY FUNDS, INC. (THE "FUND") HEREBY APPOINTS RICHARD DE SANCTIS AND BERNADETTE N. FINN, AND EACH OF THEM, AS ATTORNEYS AND PROXIES OF THE UNDERSIGNED, WITH POWER OF SUBSTITUTION, TO VOTE ALL OF THE SHARES OF COMMON STOCK OF THE FUND STANDING IN THE NAME OF THE UNDERSIGNED AT THE CLOSE OF BUSINESS ON AUGUST 15, 2000 AT THE SPECIAL MEETING OF SHAREHOLDERS OF THE FUND TO BE HELD AT THE OFFICES OF THE FUND AT 600 FIFTH AVENUE, NEW YORK, NY 10020 AT 9:40 ON OCTOBER 10, 2000, AND AT ALL ADJOURNMENTS THEREOF, WITH ALL OF THE POWERS THE UNDERSIGNED WOULD POSSESS IF THEN AND THERE PERSONALLY PRESENT AND ESPECIALLY (BUT WITHOUT LIMITING THE GENERAL AUTHORIZATION AND POWER THEREBY GIVEN) TO VOTE AS INDICATED ON THE PROPOSALS, AS MORE FULLY DESCRIBED IN THE PROXY STATEMENT FOR THE MEETING AND VOTE AND ACT ON ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING.

  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED "FOR" THE PROPOSALS LISTED BELOW UNLESS OTHERWISE INDICATED.

BY SIGNING AND DATING THE LOWER PORTION OF THIS CARD, YOU AUTHORIZE THE PROXIES TO VOTE EACH PROPOSAL AS MARKED, OR, IF NOT MARKED TO VOTE, "FOR" EACH PROPOSAL AND TO USE THEIR DISCRETION TO VOTE ANY OTHER MATTER AS MAY PROPERLY COME BEFORE THE MEETING. IF YOU DO NOT INTEND TO PERSONALLY ATTEND THE MEETING, PLEASE COMPLETE, DETACH AND MAIL THE LOWER PORTION OF THIS CARD AT ONCE IN THE ENCLOSED ENVELOPE.


TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS [X]                BACKBY     KEEP THIS PORTION FOR YOUR RECORDS
---------------------------------------------------------------------------------------------------------------------------
                                                                                 (DETACH HERE AND RETURN THIS PORTION ONLY)
                                  THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
---------------------------------------------------------------------------------------------------------------------------
BACK BAY FUNDS, INC.




  Vote On Proposals                                                                        For   Against   Abstain

1. TO APPROVE A NEW INVESTMENT MANAGEMENT CONTRACT                                          [_]      [_]       [_]

2. TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS
   OF THE FUND FOR ITS FISCAL YEAR ENDING NOVEMBER 30, 2000                                 [_]      [_]       [_]

PLEASE SIGN NAME OR NAMES AS PRINTED ABOVE TO AUTHORIZE THE VOTING OF YOUR
SHARES AS INDICATED ABOVE. WHERE SHARES ARE REGISTERED WITH JOINT OWNERS, ALL
JOINT OWNERS SHOULD SIGN. PERSONS SIGNING AS EXECUTORS, ADMINISTRATORS,
TRUSTEES, ETC. SHOULD SO INDICATE.


----------------------------------------------       --------------------------------------------
Signature (PLEASE SIGN WITHIN BOX)    DATE           Signature (Joint Owners)           Date